EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the previously filed Registration Statements of Marsh & McLennan Companies, Inc. on Form S-8 (Registration File Nos. 2-58660, 2-65096, 2-82938, 33-32880, 33-48803, 33-48804,
33-48807, 33-54349, 33-59603, and 33-63389) and in the previously filed
Registration Statement on Form S-4 (Registration File No. 33-24124) of our reports dated February 26, 1997 (March 12, 1997 as to the last paragraph of Note
3) appearing in, and incorporated by reference in, this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

New York, New York
March 24, 1997